EXHIBIT B
Pledge, Security and Collateral Agent Agreement

ANESIVA, INC.
Securities Purchase Agreement
     This Securities Purchase Agreement (this “Agreement”) is made as of the 20th day of January, 2009 (the “Effective Date”), by and among Anesiva, Inc., a Delaware corporation (the “Company”), and the investors set forth on Schedule 1 hereto (each an “Investor” and collectively, the “Investors”).
     WHEREAS:
     A. The Company requires additional financial support to enable the Company to maintain its operations, including continued payment of creditors and to secure additional time to try to effect a long-term solution to the Company’s financial needs or a sale or other liquidation of the Company in a manner to maximize the available return to creditors and stockholders of the Company. The Company, having explored all reasonable alternatives has, therefore, requested that the Investors enter into this Agreement for the purpose of providing additional financial support upon the terms of this Agreement. The Company, after diligent exploration, believes the terms offered by this Agreement are the only terms available to it. The Company believes that the entry of this Agreement will provide the Company with necessary financial support, helping to preserve the going concern value of the Company for the benefit of all creditors and other parties in interest, enabling the pay down of existing obligations and maximizing the returns to creditors as compared to any of the alternatives (including any bankruptcy proceedings — which would necessarily entail substantial adverse effects to the business of the Company and diminish value for all creditors, stockholders and other parties in interest).
     B. Each of the Investors, other than entities managed or advised by CMEA Development Co. LLC, is a current stockholder of the Company.
     C. Subject to the terms and conditions of this Agreement, the Investors have agreed upon the terms of this Agreement to purchase from the Company, and the Company has agreed to sell to the Investors, securities in the form set forth in Exhibit A.
     D. In connection with the execution of this Agreement, the Company, each of the Company’s Subsidiaries (other than Anesiva Hong Kong Limited) (the “Subsidiary Guarantors”), CMEA Ventures VII, L.P., as collateral agent of the Investors, and the Investors are also entering into a Pledge, Security and Collateral Agent Agreement (as such may be amended or modified from time to time, the “Security Agreement”) in the form set forth in Exhibit B. The Security Agreement, among other things, provides that the Securities (as defined below) issued hereunder shall be secured obligations under such Security Agreement.
     E. In connection with the execution of this Agreement, each of the Subsidiary Guarantors shall guaranty the obligations of the Company arising under this Agreement and the Related Documents (as defined below) pursuant to a form of Guaranty (as such may be amended or modified from time to time, the “Guaranty”) in the form set forth in Exhibit C.
     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which is hereby acknowledged,

the parties hereby agree as follows:
1. Amount And Terms of the Securities
     Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to the Investors, severally and not jointly, and the Investors agree to purchase from the Company securities in the form attached hereto as Exhibit A (each, as amended or otherwise modified from time to time, a “Security” and collectively, the “Securities”) in the aggregate principal amount of up to Seven Million Dollars ($7,000,000.00) (the “Aggregate Commitment”) with the Company issuing Securities in aggregate principal amount of up to Three Million Dollars ($3,000,000.00) in the Initial Closing (as defined below) and issuing Securities in aggregate principal amount of up to Four Million Dollars ($4,000,000.00) in the Subsequent Closings (as defined below) on the terms and conditions set forth in Section 2.2 below. All Securities shall be issued in the same form (with such changes as may be necessary to reflect the different Investors, principal amounts and issuance dates) and shall rank pari passu among themselves. No Securities shall be issued at a discount. The Lenders’ obligations hereunder are several and not joint obligations and no Lender shall have any liability to any Person for the performance or non-performance by any other Lender hereunder.
2. The Closings
     2.1 Initial Closing. The initial closing (the “Initial Closing”) of the purchase and sale of the Securities to the Investors shall take place at the offices of Cooley Godward Kronish LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, 94306 on the date hereof, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (the “Initial Closing Date”) .At the Initial Closing, the Company agrees to issue and sell to the Investors and the Investors, severally and not jointly, agree, subject to the satisfaction or waiver of the conditions set forth in Section 5, to purchase Securities in the aggregate principal amount of Three Million Dollars ($3,000,000.00), with each Investor purchasing Securities in the principal amount equal to such Investor’s commitment as set forth under the heading “Initial Closing Commitment” on Schedule 1 (in each case, their “Initial Closing Commitment”).
     2.2 Subsequent Closings. At any time prior to April 1, 2009, the Board of Directors (the “Board”) of the Company may, in its discretion, request a subsequent closing (each, a “Subsequent Closing,” and, together with the Initial Closing, the “Closings”); provided that (i) the amount requested by the Company in any Subsequent Closing shall not exceed Two Million Dollars ($2,000,000.00) per Closing; (ii) the Company may not request more than two Subsequent Closings; and (iii) the request for a Subsequent Closing must be approved in writing by the Majority Investors (as defined below). In the event that a Subsequent Closing is triggered in accordance with this Section 2.2, then, subject to Section 5, each Investor (or its Affiliates, designees or successor funds, as the case may be) may, in its sole discretion, purchase a Security in the principal amount equal to the product of (i) the amount requested by the Company in the Subsequent Closing multiplied by (ii) the quotient obtained by dividing (a) such Investor’s Initial Closing Commitment by (b) the aggregate Initial Closing Commitment of all of the Investors (with respect to each Investor, the “Investor Allocation Ratio”) or in such other amounts as the Investors shall agree or in such lesser amount as such Investor, in its sole discretion, may elect.

To the extent that any Investor fails to purchase its full principal amount of Securities pursuant to its Investor Allocation Ratio in a Subsequent Closing, then all other Investors purchasing Securities in such Subsequent Closing shall have the right (but not the obligation) to purchase such unsold Security amounts pursuant to their respective Investor Allocation Ratios or in such other amounts as the Investors shall agree. All sales at a Subsequent Closing shall be made on the terms and conditions set forth in this Agreement. In the event that a Subsequent Closing is triggered in accordance with this Section 2.2, the Subsequent Closing shall take place at such location and at such time as the Company and the Majority Investors shall mutually agree.
     2.3 Delivery. At each Closing: (i) each Investor participating in such Closing will deliver to the Company in immediately available funds an amount equal to its investment amount calculated in accordance with this Section 2 and (ii) the Company shall deliver to each such Investor a Security dated the date of such Closing in a principal amount equal to the amount invested by such Investor.
3. Representations and Warranties of the Company
     Except as disclosed by the Company in the disclosure schedule delivered to the Investors on the date hereof (the “Disclosure Schedule”), the Company hereby represents and warrants to each Investor that the representations and warranties contained in this Section 3 are true, complete and correct and accurate in all respects. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph of this Section 3, unless it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
     3.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of the Subsidiary Guarantors has the corporate power and authority to own and operate its properties and assets, to execute and deliver (to the extent that it is a party to such agreement) (i) this Agreement, (ii) the Securities to be issued in connection with this Agreement, (iii) the Security Agreement, (iv) any Guaranty, (v) any Management Rights Letters requested by any Investors and (vi) all other agreements related to this Agreement and the Securities (the preceding clauses (ii) through (vi), collectively, together with all other agreements, instruments and documents delivered from time to time in connection herewith and therewith, as any or all of the foregoing may be supplemented or amended from time to time, the “Related Documents”), to issue and sell the Securities and to carry out the provisions of this Agreement and the Related Documents and to carry on its business as presently conducted and as proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or would not have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition or prospects of the Company and its Subsidiaries (a “Material Adverse Effect”).

     3.2 Capitalization; Voting Rights.
          (a) The capitalization of the Company as of September 30, 2008 is as set forth in the Form 10-Q for the period ended September 30, 2008 (the “Q3 Form 10-Q”), increased as set forth in the next sentence. The Company has not issued any Capital Stock since that date other than pursuant to (i) employee benefit plans disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “10-K”) or (ii) outstanding warrants, options or other securities disclosed in the Q3 Form 10-Q. The authorized Capital Stock of each Subsidiary of the Company is set forth on Schedule 3.2.
          (b) Except as set forth in or contemplated by the Q3 Form 10-Q or the 10-K or as disclosed on Schedule 3.2 and other than the shares reserved for issuance under the Company’s stock option plans and stock purchase plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements to which the Company is a party, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 3.2, neither the offer, issuance or sale of the Securities, nor the consummation of any transaction contemplated hereby or by the Related Documents will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.
          (c) All issued and outstanding shares of the Company’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable laws concerning the issuance of securities.
     3.3 Authorization; Binding Obligations. All corporate action on the part of the Company and each of its Subsidiaries (including the respective officers and directors) necessary for the authorization of this Agreement and the Related Documents, the performance of all obligations of the Company and its Subsidiaries hereunder and under the Related Documents at the Closing and, the authorization, sale, issuance and delivery of the Securities has been taken or will be taken prior to the Closing. This Agreement and the Related Documents, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such Person in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies. The offer, sale and issuance of the Securities are not subject to any preemptive rights or rights of first refusal that will not have been properly waived or complied with. No vote of the stockholders of the Company is required in connection with the issuance and sale of the Securities or any of the other transactions contemplated by this Agreement and the Related Documents.
     3.4 Liabilities. None of the Company nor any Subsidiary has liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, except for those which (i) have been reflected in the SEC Reports or (ii) have arisen in the ordinary course of business consistent with past practices since September 30, 2008.

     3.5 Agreements; Action. Except as set forth on Schedule 3.5:
          (a) the Company has filed as an exhibit to an SEC Report all agreements and contracts required to be filed by Item 601 of Regulation S-K.
          (b) Since December 31, 2007, neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of Fifty Thousand Dollars ($50,000.00) or, in the case of indebtedness and/or liabilities individually less than Fifty Thousand Dollars ($50,000.00), in excess of One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of One Hundred Thousand Dollars ($100,000.00), other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.
          (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.
     3.6 Obligations to Related Parties. Except as set forth on Schedule 3.6, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than (a) for payment of salary for services rendered and for bonus payments; (b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries; and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board).
     3.7 Changes. Since December 31, 2007, there has not been:
          (a) any material change, except in the ordinary course of business, in the obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity,warranty or otherwise;
          (b) any damage, destruction or loss, whether or not covered by insurance, that has had, or could have, individually or in the aggregate, a Material Adverse Effect;
          (c) any waiver not in the ordinary course of business by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;
          (d) any material change in any compensation arrangement or agreement with any officer or director of the Company or any of its Subsidiaries;
          (e) any labor organization activity related to the Company or any of its Subsidiaries; or

          (f) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (e) above.
     3.8 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 3.8, each of the Company and each of its Subsidiaries has good and marketable title to its respective properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries; (c) those that have otherwise arisen in the ordinary course of business and (d) the Permitted Liens. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in reasonably good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 3.8, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.
     3.9 Intellectual Property.
          (a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes reasonably necessary for its business as now conducted and to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others.
          (b) Neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.
     3.10 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Certificate of Incorporation, Bylaws or other organizational documents or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Documents to which it is a party, and the issuance and sale of the Securities by the Company will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its Subsidiaries, their businesses or operations or any of their assets or properties.
     3.11 Litigation. Except as described in the SEC Reports, (i) there are no legal or governmental actions, suits, proceedings or investigations pending and (ii) to the Company’s knowledge, there are no legal or governmental actions, suits, proceedings or investigations threatened, to which the Company or any of its Subsidiaries is or may be a party or subject or of which property of the Company or any of its Subsidiaries is or may be the subject, or related to applicable environmental or discrimination matters, or instituted by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority, any state securities commission or other governmental or regulatory entity; and, to the Company’s knowledge, no labor disturbance by the employees of the Company or any of its Subsidiaries exists, or is imminent which is reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.
     3.12 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 3.12, neither the Company nor any of its Subsidiaries has been advised (a) that any of its returns have been or are being audited or (b) of any deficiency in assessment or proposed judgment to its taxes.
     3.13 Employees. Except as set forth on Schedule 3.13, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries has plans to terminate his or her employment relationship with the Company and its Subsidiaries. No director, officer or employee of or consultant to the Company or any of its Subsidiaries is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company and its Subsidiaries because of the nature of the business conducted or proposed to be conducted by the Company and its Subsidiaries, or relating to the use of trade secrets or proprietary information of others. The Company and each of its Subsidiaries is in compliance with all applicable laws, rules and contracts relating to employment, employment practices, wages, overtime, severance pay, bonuses and terms and conditions of employment, including employee compensation matters and required contributions to managers insurance and pension funds.
     3.14 Registration Rights and Voting Rights. Except as set forth on Schedule 3.14, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 3.14, to the Company’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.
     3.15 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or would have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Related Documents and the issuance of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.
     3.16 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 3.16, no Hazardous Materials (as defined below) are used or have been used, stored or disposed of by the Company or any of its Subsidiaries or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials that are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.
     3.17 Valid Offering. Assuming the accuracy of the representations and warranties of the Investors contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.
     3.18 SEC Reports. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2008. The Company has furnished or made available to the Investors copies of: (i) its Annual Report on Form 10-K for its fiscal year ended December 31, 2007; (ii) its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, and (iii) the Form 8-K filings which it has made during the fiscal year 2008 and fiscal year 2009 to date (collectively, the “SEC Reports” and, together with this Agreement and the Disclosure Schedule, the “Disclosure Materials”). Each SEC Report was, at the time of its filing, in compliance in all material respects with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Company satisfies the registrant requirements set forth in General Instruction I.A. to Form S-3 for the use of a Registration Statement on Form

S-3.
     3.19 Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13 a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.
     3.20 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.
     3.21 Food and Drug Administration.
          (a) Neither the Company nor any of its Subsidiaries is debarred under the Generic Drug Enforcement Act of 1992 or otherwise excluded from or restricted in any manner from participation in, any government program related to pharmaceutical products and, to the knowledge of the Company, does not employ or use the services of any individual who is debarred or otherwise excluded or restricted.
          (b) Each of the product candidates of the Company and its Subsidiaries is being, and at all times has been, developed, tested, manufactured and stored, as applicable, in substantial compliance in all material respects with all applicable statutes, laws or regulations.
          (c) Neither the Company nor any of its Subsidiaries is subject to any pending or, to the knowledge of the Company, threatened, investigation by: (A) the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991); (B) Department of Health and Human Services Officer of Inspector General or Department of Justice pursuant to the Federal Anti-Kickback Statute (42. U.S.C. Section 1320a-7(b)) or the Civil False Claims Act (31 U.S.C. Section 3729 et seq.); or (C) any equivalent statute of any other country. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, (1) any officer or employee of the Company or any of its

Subsidiaries, (2) any authorized agent of the Company or any of its Subsidiaries or (3) any principal investigator or sub-investigator of any clinical investigation sponsored by the Company or any of its Subsidiaries has, in the case of each of (1) through (3) on account of actions taken for or on behalf of the Company or any of its Subsidiaries, been convicted of any crime under 21 U.S.C. Section 335a(a) or any similar state or foreign statute, law or regulation or under 21 U.S.C. Section 335a(b) or any similar state or foreign statute, law or regulation.
          (d) No clinical trial of a product of the Company or any of its Subsidiaries has been suspended, put on hold or terminated prior to completion.
     3.22 Accounts Receivable; Accounts Payable.
          (a) All of the accounts receivable of the Company and its Subsidiaries are reflected on the Company’s balance sheet (the “Balance Sheet”) at December 31, 2007 (the “Balance Sheet Date”) in accordance with U.S. generally accepted accounting principles and represent bona fide completed sales made in the ordinary course of business, are valid claims and, to the Company’s best knowledge, are not subject to any set offs or counterclaims and are fully collectible in the normal course of business after deducting the reserve set forth in the Company’s Balance Sheet. Since the Balance Sheet Date, the Company and its Subsidiaries have collected their respective accounts receivable in the ordinary course and in a manner that is consistent with their prior practices. Neither the Company nor any of its Subsidiaries has any accounts receivable or loans receivable from any Person that is an Affiliate of the Company or any of its Subsidiaries or from any director, officer or employee of the Company or any of its Subsidiaries or any Affiliate thereof.
          (b) All of the accounts payable and notes payable of the Company and each of its Subsidiaries arose in bona fide arms’ length transactions in the ordinary course of business, and no such account payable or note payable is delinquent by more than sixty (60) days in its payment. Since the Balance Sheet Date, the Company and its Subsidiaries have paid their respective accounts payable in the ordinary course and in a manner that is consistent with their respective prior practices. As of the date hereof, neither the Company nor any of its Subsidiaries have any accounts payable to any Person that is an Affiliate of the Company or any of its Subsidiaries or to any director, officer or employee of the Company or any of its Subsidiaries or any Affiliate thereof.
     3.23 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries has engaged, nor has any officer, director, employee or agent of the Company or any of its Subsidiaries engaged, in any act or practice that would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder. There is not now, and there never has been, any employment by the Company or any of its Subsidiaries by, any governmental or political official in any country in the world.
     3.24 Solvency. After giving effect to the transactions contemplated by this Agreement and the Related Documents, including, without limitation, the expenses to be incurred by the Company and its Subsidiaries in connection herewith and therewith, none of the Company or any of its Subsidiaries: (i) will be insolvent; (ii) will be left with unreasonably small capital with which to engage in its business; or (iii) will have incurred debts beyond its ability to pay such debts as they mature.
     3.25 Change of Control Benefits. Neither the consummation of any Change of Control (either alone or in connection with any other event, including any termination of employment or service), will (i) result in any payment (including any bonus, golden parachute or severance payment) becoming due to any employee or consultant of the Company or any of its Subsidiaries; (ii) result in any forgiveness of indebtedness owing by any employee or consultant of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries or, to the knowledge of the Company, owing by any employee of the Company or any of its Subsidiaries to any third party; (iii) materially increase the benefits payable by the Company or any of its Subsidiaries, or (iv) result in any acceleration of the time of payment or vesting of any such benefits.
     3.26 Full Disclosure. Neither this Agreement, the Related Documents or the exhibits and schedules hereto and thereto or any other information provided by the Company or its agents to the Investors in connection with the transactions contemplated by this Agreement and the Related Documents contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.
4. Representations and Warranties of the Investors
     Each Investor hereby, severally and not jointly, represents and warrants to the Company, as of the date hereof, as to itself only, as follows:
     4.1 Purchase for Own Account. Such Investor represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in or otherwise distributing the same. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer. Such Investor further represents that it has full power and authority to enter into this Agreement and the Related Documents to which it is a party and all such agreements, when executed and delivered by such Investor, shall constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditor’s rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     4.2 Information and Sophistication. Such Investor represents that it has reviewed the Disclosure Materials and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Such Investor further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment. The foregoing, however, shall not be deemed in any way to limit the scope of the representations and warranties of the Company in Section 3 or the ability of the Investors to rely thereupon.

     4.3 Ability to Bear Economic Risk. Such Investor acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the investment.
     4.4 Further Limitations on Disposition. Such Investor understands that the Securities are characterized as “restricted securities” for the purposes of federal securities laws and are being acquired in a transaction not involving a public offering, have not been registered under the Securities Act and that such securities may only be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available and that the Company is not required to register the Securities under the Securities Act. Such Investor acknowledges that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitation imposed thereby.
     4.5 Experience. Such Investor is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.
     4.6 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     4.7 Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither such Investor nor any Affiliate of such Investor which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, and (y) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities). Notwithstanding the foregoing, in the case of an Investor and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement and to advisors, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). For purposes of this Section 4.7, “Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions”

(as defined in Rule 16a-l(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
     4.8 Regulation M. Such Investor is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Company’s Common Stock and other activities with respect to the Company’s Common Stock by the Investors.
     4.9 California Securities Laws. Such Investor acknowledges and agrees that the sale of the Securities has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration for such securities prior to such qualification is unlawful, unless the sale of securities is exempt from qualification by Section 25100, 25102 or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.
     4.10 Legends. Each Security may bear a form of the following legends:
          (a) “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAW. NO SALE, PLEDGE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.”
          (b) Any legend required by applicable corporations or securities laws of any state.
5. Conditions to Each Closing of Investors
     The Investors’ obligation to lend money to the Company at each Closing is subject to the satisfaction or waiver, each at the discretion of the Investors, of the following conditions:
     5.1 Representations and Warranties. Subject to receipt by the Investors of an update to the Disclosure Schedule in a form acceptable to the Investors, the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the applicable Closing.
     5.2 Performance. The Company and its Subsidiaries shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the Related Documents that are required to be performed or complied with by it on or before the applicable Closing, including the filing of UCC-1 financing statements and appropriate filings with the Patent and Trademark Office.
     5.3 Compliance Certificate. The Company shall have delivered to each Investor a certificate of the Company executed by its Chief Executive Officer and Chief Financial Officer,

dated as of the applicable Closing, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.
     5.4 Security Agreement. The Company, the Subsidiary Guarantors and the Investors shall have executed and delivered the Security Agreement and such agreement shall be in full force and effect.
     5.5 Guaranty. Each of the Subsidiary Guarantors shall have executed and delivered a Guaranty for the benefit of the Investors and such agreement shall be in full force and effect.
     5.6 Consents and Approvals. All consents, approvals, waivers, authorizations, licenses or orders of, registrations, qualifications, designations, declarations or filings with, or notice to any governmental entity or any other Person necessary to be obtained, made or given as of the applicable Closing in connection with the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Company of any condition, restriction or required undertaking.
     5.7 Proceedings. All corporate and other proceedings taken or required to be taken by the Company and in connection with the transactions contemplated hereby, including the approvals by the Board and the Special Committee, shall be reasonably satisfactory in form and substance to the Investors and all documents incident thereto shall have been executed and delivered to the Investors or their counsel, and shall be reasonably satisfactory in form and substance to the Investors and their counsel. In addition, the Company shall have delivered good standing certificates and tax good standing certificates with respect to the Company and its Subsidiaries from each jurisdiction in which such Person is incorporated and in which such Person is qualified to do business.
     5.8 Legal Opinion. The Investors shall have received from Cooley Godward Kronish LLP, corporate counsel for the Company, an opinion, dated as of the applicable Closing, in substantially the form agreed to as of the date hereof.
     5.9 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the applicable Closing a certificate certifying: (a) the Company’s Certificate of Incorporation as in effect as of the applicable Closing; (b) the Bylaws of the Company as in effect as of the applicable Closing; (c) resolutions of the Board approving this Agreement, the Related Documents and the transactions contemplated hereby and thereby; and (d) resolutions of the Special Committee of the Board recommending to the Board this Agreement, the Related Documents and the transactions contemplated hereby and thereby.
     5.10 Due Diligence. The Investors shall be satisfied in their sole discretion at the applicable Closing with the diligence review of the business, legal, accounting and other investigations undertaken by the Investors and their advisors and agents with respect to the Company, and each Investor shall have obtained the approval of such Investor’s investment committee.
     5.11 Financing Statements. The Company shall have authorized the Collateral Agent (as defined in the Security Agreement), for the benefit of the Investors, to prepare and file such financing statements and other instruments, including, without limitation, the filing of UCC-1 financing statements and appropriate filings with the Patent and Trademark Office (collectively, “Financing Statements”), as the Collateral Agent shall require in order to perfect and maintain the continued perfection of the first priority security interest created by the Security Agreement and the other applicable Related Documents and the Company hereby authorize the Collateral Agent to prepare and file such Financing Statements.
     5.12 Search Results; Lien Terminations. The Collateral Agent shall have received search reports of filings with appropriate government agencies, dated a date reasonably near to the applicable Closing, showing that there are no Liens on the assets of the Company or any of its Subsidiaries (in each case, under their present names or any previous names) other than Permitted Liens.
     5.13 Existing Creditors. The Company shall have obtained settlement with (or be actively conducting negotiations with) its existing creditors to the satisfaction, in their sole discretion, of the Investors.
     5.14 Employee Plans. The Company shall have amended the existing executive change in control and severance benefit plan or other similar payment arrangements of the Company (collectively, the “Employee Plans”) that would be triggered by a Change in Control as directed in the sole discretion of the Investors. The Company shall have adopted the Amended and Restated Executive Change In Control and Severance Benefit Plan in the form attached hereto as Exhibit D.
     5.15 Management Rights Letters. The Company and each Investor requesting one shall have entered into a Management Rights Letter in a form acceptable to such Investor (each, a “Management Rights Letter” and, collectively, the “Management Rights Letters”).
     5.16 Indemnification Agreements. The Company shall enter into an indemnification agreement with each member of the Board and their affiliated funds in a form satisfactory to the Investors in their sole discretion.
     5.17 D&O Insurance. As of each applicable Closing, the Company shall have in full force and effect directors’ and officers’ liability insurance with coverage satisfactory to the Investors in their sole discretion.
     5.18 Stock Certificates. The Collateral Agent shall have received all certificates, instruments and other documents representing all Capital Stock being pledged pursuant to the Security Agreement and stock powers for such certificates, instruments and other documents executed in blank.
     5.19 No Event of Default. No event shall have occurred and be continuing or would result from the consummation of the applicable Closing that would constitute an Event of Default.
6. Registration, Transfer and Exchange of Securities
     6.1 Register. The Company shall keep, at its sole cost and expense, books for the registration of the Securities as to both principal and returns on such principal, the name and address of each holder of the Securities and the registration of any transfer of the Securities (the “Register”). Included in the Register shall be notations as to whether the Securities have been accelerated or prepaid or otherwise paid or cancelled, and, in the case of a mutilated, destroyed, lost or stolen Security, whether such Security has been replaced. The failure of the Company to make a notation in the Register shall in no way affect the validity of any sale, transfer or assignment of the Security made in compliance with this Agreement.
     6.2 Transfer. Subject to Section 4.2, each Investor shall be entitled to transfer its Security(ies) in any manner permitted by applicable law and to the registration of such transfer by the Company in the name of such transferee or transferees as shall be specified by the Investor. In the event of a proposed transfer, the transferring Investor shall give written notice to the Company of such Investor’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by either: (i) a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Security may be effected without registration under the Securities Act or (ii) a “no action” letter from the SEC to the effect that the transfer of such Security without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such restricted securities shall be entitled to transfer such restricted securities in accordance with the terms of the notice delivered by such holder to the Company; provided, however, that no opinion or “no action” letter need be obtained with respect to a transfer to: (a) an affiliate (as such term is defined in the Securities Act) of the Investor; (b) a partner, active or retired, of the Investor; (c) the estate of any such partner; or (d) the spouse, children, grandchildren or spouse of such children or grandchildren of any holder or to trusts for the benefit of the Investor or such Persons. In connection with any transfer in accordance with this Section 6.2 and at all other times hereunder, the Investor shall be entitled to surrender its Security to the Company together with a written request for the issuance of one or more new Securities, specifying the denomination or denominations thereof and, in the case of a transfer of a Security, the name and address of the new transferee or transferees. As soon as reasonably practicable, the Company shall issue a new Security bearing the same rate or return and in the same form, in the same aggregate principal amount as the Security being surrendered, registered in the name specified in the written request from such Investor. Each such new Security shall be dated and bear a rate of return from the date to which returns shall have been paid on the surrendered Security or dated the date of the surrendered Security if no returns shall have been paid thereon. Each Security presented or surrendered for reissuance and registration of a new Security shall be endorsed, or, in the case of a transfer of a Security, shall be accompanied by a duly executed written instrument of transfer in an appropriate form. The applicable Investor shall be responsible for any transfer taxes associated with the transfer of any Security. Any transferee, by its acceptance of a Security registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 4. Notwithstanding the foregoing, any such transferee shall execute and deliver a counterpart of this Agreement, the Security Agreement and the Guaranty to the Company and the Investors, in form and substance satisfactory to the Majority Lenders, and, by delivering such counterpart, such transferee shall be deemed to agree to be bound by the provisions of this Agreement, the Security Agreement, the Guaranty and the other Related Documents.

     6.3 Reliance of Register. The Company and the Investors may treat the Person in whose name any Security is registered on the Register as the absolute owner of such Security for all purposes, and all payments in respect of a Security made to any such Person or upon such Person’s order shall satisfy and discharge the liability of the Company or the Investor (as the case may be) on such Security to the extent of the sum or sums so paid.
     6.4 Mutilated, Destroyed, Lost or Stolen Securities. In case any Security shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new Security of like principal amount in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the destroyed, lost or stolen Security. In the case of a mutilated or defaced Security, the relevant Investor shall surrender such Security to the Company. In the case of any destroyed, lost or stolen Security, such Investor shall furnish to the Company: (i) evidence to the Company’s satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company.
7. Affirmative Covenants
     The Company hereby covenants that so long as any portion of any Security remains outstanding:
     7.1 Notices. The Company shall notify each Investor within five (5) Business Days after the Board of Directors or senior officers of the Company has knowledge or becomes aware of the occurrence of: (i) any action, suit or proceeding before any arbitrator, court or governmental department, domestic or foreign, pending, or to the Company’s knowledge, threatened against or affecting the Company or any Subsidiary of the Company, which if adversely determined could have a Material Adverse Effect or (ii) any material dispute or default by the Company, any of its Subsidiaries or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which would reasonably be expected to have a Material Adverse Effect.
     7.2 Existence. The Company shall maintain and preserve the existence, present form of business and all rights and privileges necessary or desirable in the normal course of business of the Company and its Subsidiaries; and keep all of the property of the Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted.
     7.3 Insurance. The Company shall (and shall cause its Subsidiaries to) obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by the Company or such Subsidiary, as applicable, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by the Majority Investors. Such insurance policies must be in form and substance reasonably satisfactory to the Majority Investors, and shall list the Collateral Agent as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to the Majority Investors. The Company shall furnish to the Collateral Agent such endorsements, and upon the Collateral Agent’s request, copies of any or all such policies. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at the Company’s option, be payable to the Company to replace the property subject to the claim, provided that such replacement property shall be deemed part of the

Collateral (as defined in the Security Agreement). If an Event of Default has occurred and is continuing, then, at the Majority Investors’ option, the proceeds payable under any casualty policy will be payable to the Investors and applied toward satisfaction of the Securities Amounts.
     7.4 Accounting Records. On and after the date of this Agreement, the Company shall (and shall cause its Subsidiaries to) maintain adequate books, accounts and records, and prepare all financial statements in accordance with U.S. generally accepted accounting principles, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over the Company, such Subsidiary or the business of the Company or such Subsidiary.
     7.5 Compliance with Laws. The Company shall (and shall cause its Subsidiaries to) comply with all laws, rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, the Company, such Subsidiary or the business of the Company or such Subsidiary, and with all material agreements to which the Company or such Subsidiary is a party, except where the failure to so comply would not have a Material Adverse Effect.
     7.6 Taxes and Other Liabilities. The Company shall (and shall cause its Subsidiaries to) pay all of Indebtedness (as defined below) of the Company or such Subsidiary when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which the Company shall maintain appropriate reserves; and timely file all required tax returns.
     7.7 Special Collateral Covenants. The Company shall (and shall cause its Subsidiaries to):
          (a) do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and saleable condition, ordinary wear and tear excepted, deal with the Collateral in all ways as are considered good practice by owners of like property and use the Collateral lawfully and, to the extent applicable, only as permitted by the insurance policies of the Company and its Subsidiaries;
          (b) maintain, or cause to be maintained, complete and accurate Records (as defined below) relating to the Collateral;
          (c) upon reasonable prior notice at reasonable times during normal business hours with reasonable prior notice, permit the Investors’ officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with the officers and employees of the Company and its Subsidiaries, and, in the case of any Rights to Payment (as defined below), with any Person which is or may be obligated thereon;
          (d) at the request of the Majority Investors, firmly affix a decal, stencil or other marking to designated items of Equipment (as defined below), indicating thereon the security interest of the Investors; and

          (e) obtain and maintain such acknowledgments, consents, waivers and agreements from the owner, lienholder, mortgagee and landlord with respect to any real property on which Collateral is located as the Majority Investors may reasonably require, all in form and substance satisfactory to the Majority Investors.
     7.8 Financing Statements and Other Actions. The Company shall execute and deliver to the Collateral Agent all financing statements, notices and other documents (including, without limitation, any filings with the Patent and Trademark Office) from time to time as may be reasonably requested by the Majority Investors to maintain a first priority perfected security interest in the Collateral in favor of the Investors; and perform such other acts, and execute and deliver to the Investors such additional conveyances, assignments, agreements and instruments, as the Majority Investors may at any time reasonably request in connection with the administration and enforcement of this Agreement or the Investors’ rights, powers and remedies hereunder.
     7.9 Tax Characterization. The Company and each Investor agree (and agree to cause their respective owners or Affiliates) to treat the Securities as equity, not debt, for all U.S. tax purposes and not to take any position inconsistent with such U.S. tax treatment for U.S. tax purposes to the extent permitted by law.
     7.10 Rights Offering. The Company and the Investors acknowledge and agree that the Company anticipates, upon approval by the Board of Directors, to offer to its stockholders non-transferable subscription rights to purchase Securities in an aggregate principal amount of up to Three Million Dollars ($3,000,000.00). In such event, each Investor hereby agrees to waive any right to participate in any such rights offering, except to the extent that not all of the principal amount of Securities offered in any such rights offering are purchased by the Company’s stockholders (excluding the Investors).
     7.11 Further Assurances. The Company shall, and shall cause any of its Subsidiaries to, take such actions as are necessary or as the Collateral Agent or the Majority Lenders may reasonably request from time to time (including the execution and delivery of joinders and/or guaranties to this Agreement and any other applicable Related Documents, termination statements, deposit account control agreements, securities account control agreement and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the obligations of the Company and its Subsidiaries hereunder and under the other Related Documents are secured by substantially all of the assets, equity securities and personal property of the Company and its Subsidiaries (whether now existing or promptly upon the acquisition or creation thereof after the date hereof).
     7.12 Additional Subsidiaries. If any additional Subsidiary of the Company is formed or acquired after the Effective Date, the Company shall, within three Business Days after such Subsidiary is formed or acquired, (i) notify the Collateral Agent and the Lenders thereof, (ii) cause such Subsidiary to execute and become a party to a guaranty of the obligations hereunder, the Security Agreement or any other security agreement, and such other Related Documents in favor of the Collateral Agent as the Collateral Agent may request and (iii) pledge one hundred percent (100%) of the Capital Stock of such Subsidiary (except that the Company or any of its

Subsidiaries shall not be required to pledge more than 65% of the outstanding voting Capital Stock of any Subsidiary organized under the laws of any jurisdiction outside the United States of America) to the Collateral Agent pursuant to the Security Agreement or any other security agreement. The Company agrees to provide such evidence as the Collateral Agent shall request as to the perfection and priority status of each security interest and Lien created by such security documents.
8. Negative Covenants
     8.1 Restrictions on Fundamental Changes. Except with the prior written approval of the Majority Investors, neither the Company nor any of its Subsidiaries will merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all or any material amount of its assets or commence any Insolvency Proceeding with respect to itself; or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of the Company or any Subsidiary, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by the Company or such Subsidiary as applicable or is not dismissed within sixty (60) days; or dissolve or terminate of the business of the Company or any Subsidiary.
     8.2 Change of Control. In the event of a Change of Control of the Company, the Company agrees to pay to the Investors an amount equal to seven (7) times the sum of the outstanding principal amount of the Securities, plus all accrued but unpaid returns thereon. Except as otherwise set forth herein, the payments on the Securities pursuant to this Section 8.2 shall constitute the payment in full of the Securities. The Company acknowledges and agrees that this Section 8.2 is a material inducement to incent the Investors to lend funds to the Company at a time when the Company requires additional financial support to enable the Company to maintain its operations, and after the Company, having diligently explored all reasonable alternatives, has requested that the Investors provide additional capital for the Company to meet its short-term obligations, help to preserve the going concern value of the Company for the benefit of all creditors, stockholders and other parties in interest, enable the pay down of existing obligations and maximize the returns to creditors as compared to any of the alternatives (including any bankruptcy proceedings — which would necessarily entail substantial adverse effects to the business of the Company and diminish value for all creditors, stockholders and other parties in interest).
     8.3 Distributions. Except with the prior approval of the Majority Investors, neither the Company nor any of its Subsidiaries will declare or pay any dividends in respect of their Capital Stock, or purchase, redeem, retire or otherwise acquire for value any of their Capital Stock now or hereafter outstanding, return any capital to their stockholders as such, or make any distribution of assets to their stockholders as such, or permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value any stock of the Company, except that the Company may: (i) declare and deliver dividends and distributions payable solely in Common Stock of the Company and (ii) purchase shares or options of employees, consultants and other service providers in accordance with stock option, stock issuance or other stock purchase plans and employment contracts of the Company.

     8.4 Indebtedness. Except with the prior approval of the Majority Investors, neither the Company nor any Subsidiary will create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness (including under existing facilities), other than: (i) Indebtedness for borrowed money to the Investors hereunder; (ii) Guaranty and any other guarantees by any Subsidiaries of the Company of Indebtedness of the Company incurred hereunder; (iii) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Company in the ordinary course of business; (iv) Indebtedness incurred for the purpose of financing the acquisition of equipment provided that the principal amount therefore does not exceed the purchase price of such equipment; and (v) Indebtedness consisting of accounts payable to trade creditors for goods and services and expenses (other than for borrowed money), in each case incurred in the ordinary course of business as presently conducted.
     8.5 Liens. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired except for any of the following (“Permitted Liens”): (i) Liens in favor of the Investors in respect of the indebtedness hereunder and under the Security Agreement and in connection with the Rights Offering; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with U.S. generally accepted accounting principles; (iii) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings; (iv) Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (vi) non-exclusive licenses granted in the ordinary course of business and consistent with past practices; and (vii) Liens upon or in any equipment acquired or held by the Company or any Subsidiary to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, provided that the Lien is confined solely to the equipment so acquired and accessions thereon.
     8.6 Capital Expenditures. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall make any Capital Expenditures in excess of One Hundred Thousand Dollars ($100,000.00) in any one instance or series of related instances.
     8.7 Use of Proceeds. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall use any proceeds from any of the Securities hereunder, directly or indirectly, for the purposes of repaying any pre-existing debt of the Company or any of its Subsidiaries.
     8.8 Affiliate Transactions. Except with the prior written approval of the Majority

Investors, neither the Company nor any Subsidiary shall enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate, except a transaction or contract which is in the ordinary course of the business of the Company or such Subsidiary, as applicable, and which is upon fair and reasonable terms not less favorable to the Company or such Subsidiary, as applicable, than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
     8.9 Investments. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall make loans to, investments in or purchase securities of any Person or Subsidiary, or otherwise extend credit to any Person or Subsidiary (other than extensions of trade credit arising from the sale of goods or services in the ordinary course of business) or loans or advances to employees for travel expenses as approved by the Board, in amounts in excess of Ten Thousand Dollars ($10,000.00) individually or Twenty-Five Thousand Dollars ($25,000.00) in the aggregate.
     8.10 Sales of Assets. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of its assets except: (i) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with industry practice; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by the Company in its reasonable judgment); (iii) Transfers of Inventory (as defined below); (iv) Transfers constituting Permitted Liens; and (v) Transfers of assets (other than Intellectual Property) for fair consideration and in the ordinary course of its business.
     8.11 Other Business. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall engage in any material line of business other than the business that the Company or such Subsidiary conducts or intends to conduct as of the Effective Date.
     8.12 Deposit Accounts and Securities Accounts. Except with the prior written approval of the Majority Investors, neither the Company nor its Subsidiaries shall maintain any Deposit Accounts or accounts holding securities owned by the Company or any Subsidiary except for Deposit Accounts and securities/investment accounts, in each case, with respect to which the Company or the Subsidiary, as applicable, and the Investors shall have taken such action as the Majority Investors reasonably deem necessary to obtain a perfected first security interest therein, including the execution and delivery of control agreements in favor of the Collateral Agent.
     8.13 Documents of Title. Except with the prior written approval of the Majority Investors or with respect to Permitted Liens, neither the Company nor any Subsidiary shall sign or authorize the signing of any financing statement or other document naming the Company or such Subsidiary, as applicable, as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to the Collateral Agent, or those naming the Collateral Agent as secured party.

     8.14 Debt or Equity Offering. Except with the prior written approval of the Majority Investors, neither the Company nor any of its Subsidiaries shall issue, deliver, sell, authorize, grant, pledge or otherwise encumber any shares of Capital Stock or any securities convertible into shares of Capital Stock, or any debt or convertible debt securities, or subscriptions, rights, warrants or options to acquire any shares of Capital Stock or any securities convertible into shares of Capital Stock, or enter into other agreements or commitments of any character obligating it to issue any such shares, debt or convertible securities, other than (i) the issuance, delivery and/or sale of shares of the Company’s Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement; (ii) the issuance or delivery of shares of the Company’s Common Stock pursuant to the exercise of warrants outstanding on the date of this Agreement; and (iii) as contemplated by this Agreement.
     8.15 Certain Agreements on Rights to Payment. Except with the prior written approval of the Majority Investors or as done in the ordinary course of business, neither the Company nor any Subsidiary shall make any material discount, credit, rebate or other reduction in the original amount owing on a Rights to Payment or accept in satisfaction of a Rights to Payment less than the original amount thereof.
9. Events of Default; Acceleration
     9.1 Events of Default. The occurrence of any of the following, upon written notice by the Majority Investors to the Company, shall constitute an “Event of Default.” An Event of Default that has not been cured within the applicable period of time or waived by the Majority Investors in accordance with the terms hereof shall, at the option of the Majority Investors (1) make all sums of unpaid principal and returns on the Securities and any Securities Amounts and other amounts due and owing under this Agreement or any Related Document immediately due and payable (including, in the case where the underling Event of Default would trigger the Company’s obligations set forth in Section 8.2 hereof, the sums due pursuant to Section 8.2) and (2) give the Investors the right to exercise any other right or remedy provided by contract or applicable law:
          (a) the Company shall fail to pay any principal or returns due under the Securities, or fail to pay any fees or other charges when due under this Agreement or any of the Related Documents, and such failure continues for three (3) Business Days or more after the same first becomes due;
          (b) any representation or warranty made, or financial statement, certificate or other document provided, by the Company or any Subsidiary under this Agreement or any Related Document shall prove to have been false or misleading in any material respect when made or deemed made herein;
          (c) any registration statement, proxy statement, report or other document filed by the Company under the Securities Act or the Exchange Act shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (d) the Company or any Subsidiary shall fail to pay or admit its inability to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against the Company or any Subsidiary, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of the Company or any Subsidiary, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by the Company or such Subsidiary as applicable or is not dismissed within sixty (60) days; or the dissolution or termination of the business of the Company or any Subsidiary;
          (e) the Company or any Subsidiary shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to any Investor or to any other Person that results in the acceleration of payment of such obligation in an amount in excess of One Hundred Thousand Dollars ($100,000.00);
          (f) any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by the Company or any Subsidiary shall have any unfunded liabilities, any of which, in the reasonable judgment of the Majority Investors, would reasonably be expected to have a Company Material Adverse Effect;
          (g) any sale, transfer or other disposition of all or a substantial or material part of the assets of the Company or any Subsidiary, including, without limitation, to any trust or similar entity, shall occur, except where such transaction is consented to by the Majority Investors;
          (h) any judgment(s) singly or in the aggregate in excess of One Hundred Thousand Dollars ($100,000.00) shall be entered against the Company or any Subsidiary that remain unsatisfied, unvacated or unstayed pending appeal for forty-five (45) or more days after entry thereof;
          (i) the Company or any Subsidiary shall fail to perform or observe any covenant contained in this Agreement;
          (j) the Company’s Cash and Cash Equivalents (as defined below) shall fall below Two Hundred Fifty Thousand Dollars ($250,000.00);
          (k) there shall be a Material Adverse Effect on the Company and its Subsidiaries (for the avoidance of doubt, the departure of key members of the Company’s management shall constitute a Material Adverse Effect) or the Collateral shall be impaired; and
          (l) the Company or any Subsidiary shall fail to perform or observe any covenant or agreement contained in this Agreement or any Related Document (other than a covenant that is dealt with specifically elsewhere in this Article 9) and, if capable of being cured, the breach of such covenant is not cured within thirty (30) days after the sooner to occur of the Company’s receipt of notice of such breach from the Majority Investors or the date on which such breach first becomes known to any officer of the Company; provided, however, that if such breach is not capable of being cured within such thirty (30)-day period and the Company timely notifies the Majority Investor of such fact and the Company diligently pursues such cure, then the cure period shall be extended to the date requested in the Company’s notice but in no event more than ninety (90) days from the initial breach; provided, further, that such additional sixty (60)-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding one hundred eighty (180) days or which is a willful and knowing breach by the Company or any Subsidiary.
No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.
     9.2 Remedies Upon Default. (a) Upon the occurrence and during the continuance of an Event of Default described in Section 9.1(c), each of (i) the unpaid principal amount of and accrued returns on the Securities and (ii) all other Securities Amounts shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (b) upon the occurrence and during the continuance of any other Event of Default, the Investors shall be entitled to, at their option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of their rights and remedies provided for in this Agreement and in any Related Document. The obligations of the Company under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Securities Amounts is rescinded or must otherwise be returned by a Investor upon, on account of or in connection with, the insolvency, bankruptcy or reorganization of the Company, any Subsidiary or otherwise, all as though such payment had not been made.
     9.3 Sale of Collateral. In addition to any other rights set forth in this Agreement or any of the Related Documents, upon the occurrence and during the continuance of an Event of Default, the Investors may sell all or any part of the Collateral, at public or private sales, to themselves, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as the Investors may deem commercially reasonable. To the extent permitted by law, the Company hereby specifically waives all rights of redemption and any rights of stay or appraisal that it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as the Investors may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Investors until the selling price is paid by the purchaser, but the Investors shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. The Investors may, instead of exercising their power of sale, proceed to enforce their security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in effect:
          (a) Subject to the rights of any third parties, the Investors may, in compliance with applicable law, license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents, Trademarks or other Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Investors shall in their sole discretion determine;
          (b) The Investors may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Company in, to and under any Copyright Licenses, Patent Licenses, Trademark Licenses or other Intellectual Property and take or refrain from taking any action under any thereof, and the Company hereby releases the Investors from, and agrees to hold the Investors free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of an Investor’s gross negligence or willful misconduct; and
          (c) Upon request by the Majority Investors, the Company will execute and deliver to the Investors a power of attorney, in form and substance reasonably satisfactory to the Majority Investors, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent, Trademark or other Intellectual Property. In the event of any such disposition pursuant to this clause (c), the Company shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks and its customer lists and other records relating to such Copyrights, Patents, Trademarks or other Intellectual Property and to the distribution of said products, to the Investors.
     9.4 Company’s Obligations Upon Default. Upon the request of the Majority Investors after the occurrence and during the continuance of an Event of Default, the Company will:
          (a) Assemble and make available to the Investors the Collateral at such place(s) as the Majority Investors shall reasonably designate, segregating all Collateral so that each item is capable of identification; and
          (b) Subject to the rights of any lessor, permit the Investors, by the Investors’ officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of the Investors for rent or other compensation for the use of the Company’s premises.
10. Sharing
     10.1 Payments on Account of Securities. The Company agrees that all payments on account of the Securities shall be made ratably among the Investors in accordance with their respective Pro Rata Shares (as defined herein).
     10.2 Security Payments on Account of Securities. Each Investor acknowledges and agrees that all Security Payments (as defined herein) on account of the Securities shall be made on a pro rata basis, in accordance with each Investor’s respective Pro Rata Share at the time of payment. Without limiting the generality of the foregoing, each Investor agrees that upon the occurrence of any Event of Default and so long as such Event of Default continues, any and all Security Payments shall be applied in the following order: (i) first, for application to the payment of any fees, costs and expenses of the Investors in connection with the enforcement of the Securities and the Collateral; and (ii) second, ratably in accordance with their Pro Rata Shares, for application to the payment of (A) accrued and unpaid returns on the Securities, then (B) the outstanding principal of the Securities and (C) the other Securities Amounts.
     10.3 Excess Security Payments. If, despite the provisions of this Section 10, any Investor shall receive any Security Payment in excess of its Pro Rata Share to which it is then entitled in accordance with this Agreement, such Investor shall hold such excess Security Payment in trust for the benefit of the parties entitled thereto and promptly pay over or deliver such excess Security Payment to the other Investors for application in accordance with this Agreement. Additionally, such Investor shall, if so required by the Majority Investors, purchase from the other Investors such participations in their respective Securities or other Securities Amounts as shall be required by them to permit the sharing of such excess Security Payment in accordance with the requirements of this Agreement. If all or any portion of such excess Security Payment is thereafter recovered by or on behalf of the Company from such Investor, each other party that shares in the benefit thereof shall return to such Investor its portion of the payment so recovered.
     10.4 Security Payment Defined. For the purposes of this Agreement, “Security Payment” means any payment or distribution by or on behalf of the Company or any of its Subsidiaries, directly or indirectly, of assets of the Company or any of its Subsidiaries of any kind or character, whether in cash, property or securities, on account of the Securities, any of the other Related Documents or any Securities Amounts (including the purchase, redemption or other acquisition thereof), as a result of any collection, sale or other disposition of Collateral, or by setoff, exchange or in any other manner.
     10.5 Pro Rata Share Defined. For the purposes of this Agreement, the “Pro Rata Share” of an Investor means the proportion that the unpaid principal and accrued returns on such Investor’s Securities bears to the aggregate unpaid principal and accrued returns on all outstanding Securities.
     10.6 Majority Investors Defined. For the purposes of this Agreement, “Majority Investors” means at any time Investors holding at least sixty percent (60%) of the aggregate unpaid principal of the then outstanding Securities purchased pursuant to this Agreement.
     10.7 Authority of Majority Investors. Each of the Investors hereby agrees that the Majority Investors shall have the right, power and authority to direct, on behalf of all Investors, the manner of any and all action taken by the Investors in respect of: (i) the demand or acceleration of the Securities or any other Securities Amounts; (ii) the enforcement of this

Agreement and the Related Documents or exercise of any remedial action in respect thereof; (iii) the exercise or non-exercise of remedies against the Collateral; (iv) the release of any Collateral; and (v) the granting of waivers, forbearances or making of amendments in respect of this Agreement, any Related Document or any Event of Default or any Collateral. Any such direction by or approval of the Majority Investors shall be binding on all Investors and each Investor agrees to join in any action or proceeding commenced by the Majority Investors hereunder and/or to otherwise assist the Majority Investors with respect to any such direction or approval. Without limitation to the foregoing, each of the Investors agrees to execute and deliver such documents or instruments (including where appropriate powers of attorney) and do all such things as may be required by the Majority Investors in connection with the exercise of their authority hereunder.
     10.8 Prohibited Actions. Without prejudice or limitation to any of the foregoing, except with the prior written approval of the Majority Investors, no Investor shall commence, or if already commenced shall continue in, any of the following actions:
          (a) accelerate or otherwise make due and payable prior to the original stated maturity thereof any of the Securities or other Securities Amounts or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of this Agreement or any of the Related Documents;
          (b) exercise any right of set-off, counterclaim, banker’s lien or other claim it may have against the Company or any other Person with respect to the Securities or other Securities Amounts;
          (c) exercise any rights under or with respect to (A) guaranties of the Securities or other Securities Amounts, or (B) any Collateral, including causing or compelling the pledge or delivery of any Collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any Collateral, notifying any account debtors of the Company or asserting any claim or interest in any insurance with respect to any Collateral, or release any Collateral or other guaranties; or
          (d) commence, or cause to be commenced, or join with any creditor in commencing, any bankruptcy, insolvency or receivership proceeding against the Company or any Subsidiary.
          Notwithstanding the forgoing, the Collateral Agent may exercise its rights under the Security Agreement and any other Related Documents.
     10.9 Exculpation among Investors. Each Investor acknowledges and agrees that no other Investor (nor any of their officers, directors, employees, agents, advisors or attorneys) has represented it or otherwise been responsible for acting for it in connection with the preparation, negotiation or execution and delivery of this Agreement or any of the Related Documents and that each Investor has made its own independent review and appraisal of, and sought its own independent advice (and if it has not sought such advice assumes the risks associated with not obtaining such advice) regarding, the terms of this Agreement and the Related Documents and the structure of the transactions contemplated hereby and thereby, the scope and nature of the

Collateral, the financial or other condition of the Company, its Subsidiaries and all other matters pertaining to this Agreement and the Related Documents or the transactions contemplated thereby. No Investor shall have any obligation or duty to ensure the compliance by the Company, any of its Subsidiaries or any Investor with the conditions specified in any of this Agreement or the Related Documents for any extension of credit to the Company. Each Investor by executing this Agreement shall be deemed to have consented to, approved or accepted and to be satisfied with, each document or other matter required to be consented to or approved by or acceptable or satisfactory to the Investors. Each Investor acknowledges and agrees that: (i) no Investor has any implied or other duties to any other Investor or anyone else; (ii) except as otherwise expressly agreed herein, each Investor can advance its own interests as it sees fit; and (iii) no other role or position of any Investor or any Affiliate, officer, employee, attorney or agent of any Investor with respect to the Company, Investor or any other Person, shall impair or alter any of the Investor’s rights or otherwise create any liability or obligation to the other Investors.
     10.10 Independent Investigation. Each Investor has itself been, and will continue to be, based on such documents and information as it has deemed appropriate, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company or any of its Subsidiaries and the nature and value of any the Securities and any other Securities Amounts. Accordingly, each Investor confirms to the other Investors that it has not relied, and will not hereafter rely, on the other Investors: (i) to check or inquire on such Investor’s behalf into the adequacy, accuracy or completeness of any information provided by the Company or any other Person under or in connection with this Agreement or the transactions contemplated by this Agreement and the Related Documents (whether or not such information has been or is hereafter distributed to such Investor) or (ii) to assess or keep under review on such Investor’s behalf, the financial condition, creditworthiness, condition, affairs, status or nature of the Company, any Subsidiary or the nature or value of any Collateral.
     10.11 Other Activities. Each of the Investors and its Affiliates may make loans to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, equity investment, venture capital or other business with the Company, or the Investors and their Subsidiaries and Affiliates as though such Investor was not an Investor hereunder and without notice to or consent of the other Investors. The Investors acknowledge that, pursuant to such activities, an Investor or its Affiliates may receive information regarding the Company and its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that such Investor shall be under no obligation to provide such information to them.
     10.12 Collateral Agent. Each Investor and each subsequent holder of any Security by its acceptance thereof, hereby designates and appoints the Collateral Agent as the collateral agent for such Investor hereunder and under the other Related Documents and authorizes the Collateral Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement and the Related Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the Related Documents, or any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Collateral Agent shall be read into this

Agreement or any Related Documents or otherwise exist for the Collateral Agent. In performing its functions and duties hereunder or under the Related Documents, the Collateral Agent shall act solely as agent for the Investors and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Company, any Subsidiary of the Company or any of their respective successors or assigns. The Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this Agreement, the Related Documents or applicable laws.
     10.13 Sole Benefit of Investors. This Section 10 has been entered into for the sole protection and benefit of the Investors and their successors and assigns, and no other Person, including, but not limited to, the Company and its Subsidiaries, shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Section 10.
11. Indemnification
     The Company hereby agrees to indemnify the Investors and their directors, officers, employees, agents, counsel, Affiliates and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), that may be imposed on, incurred by or asserted against any Indemnified Person (i) in any way relating to or arising out of this Agreement or any of the Related Documents, the use or intended use of the proceeds of the Securities, or the transactions contemplated hereby or thereby; (ii) the breach or default by the Company or any of its Subsidiaries of any representation, warranty, covenant or agreement of the Company or any of its Subsidiaries contained in this Agreement or any of the Related Documents and (iii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the “Indemnified Liabilities”); provided, however, that the Company shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent that they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.
12. Miscellaneous
     12.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be enforceable by the Company and the Investors and their respective successors and assigns. The Company may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of the Majority Investors. Any such purported assignment, transfer, hypothecation or other conveyance by the Company without the prior express written consent of the Majority Investors shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     12.2 Governing Law; Venue; Arbitration; Dispute Resolution.
          (a) This Agreement shall be governed by and construed according to the laws of the State of California, without regard to conflict of law principles thereof. The Company hereby (i) submits to the exclusive jurisdiction of the courts of the County of San Francisco, State of California and the Federal courts of the United States sitting in the Northern District of the State of California for the purpose of any action or proceeding arising out of or relating to this Agreement and the Related Documents; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts; (iii) irrevocably waives (to the extent permitted by applicable law) any objection that it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.
          (b) The parties agree that any dispute, controversy or claim (including any counterclaim) (each, a “Dispute”) arising out of or relating to this Agreement or any Related Documents shall be finally resolved by confidential binding arbitration in San Francisco County, California as the sole and exclusive method of resolving such dispute, controversy or claim. Any Dispute shall be settled by arbitration under the rules then in effect of JAMS/Endispute conducted by a single arbitrator reasonably acceptable to the parties. The arbitrator shall have no power to amend this Agreement or any Related Documents. The arbitrator shall issue an award in writing (including an explanation of the grounds for such award) as promptly as practicable that shall be final and binding on the parties. Judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. No action at law or in equity based upon any claim arising out of or related to this Agreement or any Related Documents shall be instituted in any court by any party except (a) an action to compel arbitration pursuant to this Section 12.2(b); or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 12.2(b). Pending the submission to arbitration and thereafter until the arbitrator publishes its award, each party shall, except in the event of termination, continue to perform all its obligations under this Agreement and the Related Documents without prejudice to a final adjustment in accordance with the award.
     12.3 Counterparts. This Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     12.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     12.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, overnight courier, facsimile or upon deposit with the United States Post Office, postage prepaid, addressed to the Company, or to the Investors at their addresses shown on the signature pages hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other party.
     12.6 Entire Agreement. This Agreement, the Related Documents and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof, and supersede any prior agreements among the parties regarding the subject matter hereof. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.
     12.7 Amendments and Waivers. Any term of this Agreement, the Security Agreement, the Guaranty, the Securities and the other Related Documents may be amended and the observance of any term of this Agreement, the Security Agreement, the Guaranty, the Securities and the other Related Documents may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Investors. Any amendment or waiver effected in accordance with this Section 12.7 shall be binding upon each Investor and each other holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities and the Company.
     12.8 Maximum Interest. Notwithstanding anything to the contrary in this Agreement or any Related Documents, in no event whatsoever shall the aggregate of all amounts deemed interest hereunder, under the Securities or under any other Related Documents and charged or collected pursuant to the terms of this Agreement, the Securities or such Related Document exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto or thereto. If any provisions of this Agreement, the Securities or any other Related Documents are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the “Maximum Rate”). If at any time, the amount of interest paid hereunder, under the Securities or any other Related documents is limited by the Maximum Rate, and the amount at which interest accrues hereunder or thereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder or thereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.
     12.9 Severability. Whenever possible, each provision of this Agreement and the Related Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any of the Related Documents is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement or the Related Documents. To the extent that any Securities Amounts otherwise paid or payable by the Company to any Investor hereunder or under any of the Related Documents shall have been finally adjudicated to exceed the maximum amount permitted by applicable law, the Investors shall be entitled to the maximum amount allowable under applicable law.
     12.10 Expenses. Irrespective of whether the Initial Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Initial Closing is effected, the Company agrees to pay promptly: (i) all reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the Related Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for the Company (including any opinions requested by the Collateral Agent or the Investors as to any legal matters arising hereunder) and of the Company’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the Related Documents; (iii) all reasonable fees, expenses and disbursements of counsel to the Investors or the Collateral Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of this Agreement and the Related Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Company; (iv) all costs and expenses of creating and perfecting Liens in favor of the Collateral Agent on behalf of the Investors pursuant to any Related Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to the Investors or the Collateral Agent and of counsel providing any opinions that the Collateral Agent or the Majority Lenders may request in respect of this Agreement and the Related Documents or the Liens created pursuant hereto and thereto; (v) all costs and expenses incurred by the Collateral Agent in connection with the custody or preservation of any of the Collateral; (vi) all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by the Investors or the Collateral Agent and its counsel relating to efforts to (a) evaluate or assess the Company or any of its Subsidiaries, their business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral under this Agreement and any Related Documents; (ix) all costs and expenses, including attorneys’ fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by the Collateral Agent and the Lenders in enforcing any Securities Amounts of or in collecting any payments due from the Company or any of its Subsidiaries hereunder or under the Related Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of this Agreement and the Related Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings, (x) all fees and expenses of O’Melveny & Myers LLP and all other legal fees and expenses of the Investors incurred in connection with the transactions contemplated hereby; (xi) the fees and expenses of O’Melveny & Myers LLP and all other legal fees and expenses of the Investors incurred in connection with any Subsequent Closing; and (xii) the fees and expenses of O’Melveny & Myers LLP and all other legal fees and expenses of the Investors incurred in connection with the Rights Offering.
13. Definitions
     The definitions appearing in this Agreement shall be applicable to both the singular and plural forms of the defined terms:
“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Company or any Subsidiary (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Company or any Subsidiary or from any other transaction, whether or not the same involves the sale of goods or services by the Company or any Subsidiary (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of the rights of the Company or any of its Subsidiaries in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the rights of the Company or any of its Subsidiaries to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to the Company or any Subsidiary under all purchase orders and contracts for the sale of goods or the performance of services or both by the Company or any Subsidiary or in connection with any other transaction (whether or not yet earned by performance on the part of the Company or any Subsidiary), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
“Affiliate” means any Person which directly or indirectly controls, is controlled by or is under common control with such Person. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California or New York City, New York are authorized or required by law to close.
“Capital Expenditures” shall mean capital expenditures of the Company and its Subsidiaries determined and consolidated in accordance with U.S. generally accepted accounting principles, excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed with insurance proceeds, cash awards arising from a taking by eminent domain or condemnation or cash proceeds of asset dispositions reinvested in replacement assets.
“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person (including all economic, voting and other rights related thereto); and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Cash and Cash Equivalents” means, as at any date of determination: (i) cash; (ii) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, investment grade rating from either Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iv) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-l from S&P or at least P-l from Moody’s; (v) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than U.S. $100,000,000; and (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (ii) and (iii) above, (b) has net assets of not less than U.S. $500,000,000, and (c) has an investment grade rating from either S&P or Moody’s.
“Change of Control” means the occurrence of any of the following:
          (a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of the Company representing in the aggregate more than fifty percent (50%) of the Company’s issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of the Company by any holder or holders thereof representing in the aggregate more than fifty percent (50%) of the issued and outstanding voting securities of the Company;
           (b) a merger, consolidation, reorganization, recapitalization or share exchange (whether or not the Company is the surviving and continuing entity) in which the stockholders or equityholders of the Company immediately prior to such transaction receive, in exchange for securities of the Company owned by them (whether alone or together with cash, property or other securities), cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of voting securities of the Company immediately prior to such transaction hold less than fifty percent (50%) of the issued and outstanding Capital Stock of the resulting or surviving entity entitled to vote in the election of directors, managers or similar governing body or otherwise;
           (c) a sale, transfer, exclusive license, exclusive partnering arrangement or other disposition in a single transaction or series of related transactions of fifty percent (50%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis, other than sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business of the Company and its Subsidiaries;

          (d) a sale, transfer, exclusive license, exclusive partnering arrangement or other disposition in a single transaction or series of related transactions of the Company’s Adlea assets;
          (e) prepayment of the Securities in accordance with the third paragraph of such Securities;
          (f) the Company or any Subsidiary shall fail to pay or admit its inability to pay its debts generally as they become due or shall commence any insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against the Company or any Subsidiary, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of the Company or any Subsidiary, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by the Company or such Subsidiary as applicable or is not dismissed within sixty (60) days; or the dissolution or termination of the business of the Company or any Subsidiary; and
          (g) the failure of the Company to own and control, directly or indirectly, through one or more wholly-owned Subsidiaries, one hundred percent (100%) of the issued and outstanding Capital Stock of its Subsidiaries.
“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.
“Copyrights” means all of the following now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.
“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.
“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.
“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities that arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.
“Insolvency Proceeding” means with respect to a Person: (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession or other representative of another Person or such other Person’s estate.
“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.
“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of the Company or any Subsidiary for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of the Company or any Subsidiary, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of the Company, any Subsidiary or is held by others for the account of the Company or any Subsidiary, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property first may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.
“knowledge” means the knowledge of the Company’s officers and other manager-level employees, and it shall be deemed that such persons shall have made due and diligent inquiry of such matter in question.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.
“Patents” means all of the following property now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; and (d) all patents to be issued under any such applications.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign or otherwise, including any instrumentality, division, agency, body or department thereof).
“Records” means all of the computer programs, software, hardware, source codes and data processing information of the Company and its Subsidiaries, all written documents, books, invoices, ledger sheets, financial information and statements of the Company and its Subsidiaries, and all other writings concerning the business of the Company and its Subsidiaries.
“Rights to Payment” means all of the accounts, instruments, contract rights, documents, chattel paper and all other rights to payment of the Company and its Subsidiaries, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License or any commercial or standby letter of credit.
“Securities Amounts” means all amounts, howsoever arising, owed by the Company or any Subsidiary to the Investors of every kind and description (whether or not evidenced by any instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Agreement, the Securities and each of the Related Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company or any Subsidiary hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.
“Subsidiary” means with respect to any Person, (a) any corporation (or similar entity under foreign law) of which an aggregate of more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent body) of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Capital Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership, limited liability company, association, joint venture, trust or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or managing member or may exercise the powers of a general partner or managing member. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Company.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries now holds or hereafter acquires any interest.
“Trademarks” means all of the following property now owned or hereafter acquired by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries now holds or hereafter acquires any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Investors’ Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.
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     In Witness Whereof, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY: ANESIVA, INC.
By:	/s/ Michael L. Kranda
	Name:	Michael L. Kranda
	Title:	President and Chief Executive Officer
	Address:	650 Gateway Boulevard South San Francisco, CA 94080-7014

INVESTORS: SOFINNOVA VENTURE PARTNERS VII, L.P.
By:	Sofinnova Management VII, L.L.C.
Its General Partner

By:
Michael F. Powell, Managing General Partner

ALTA CALIFORNIA PARTNERS III, L.P. By: Alta California Management Partners III, LLC
By:
Managing Director

     In Witness Whereof, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY: ANESIVA, INC.
By:
Name:
Title:
Address:

INVESTORS: SOFINNOVA VENTURE PARTNERS VII, L.P.
By:	Sofinnova Management VII, L.L.C.
Its General Partner

By:	/s/ Michael F. Powell
Michael F. Powell, Managing General Partner

ALTA CALIFORNIA PARTNERS III, L.P. By: Alta California Management Partners III, LLC
By:
Managing Director

     In Witness Whereof, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY: ANESIVA, INC.
By:
Name:
Title:
Address:

INVESTORS: SOFINNOVA VENTURE PARTNERS VII, L.P.
By:	Sofinnova Management VII, L.L.C.
Its General Partner

By:
Michael F. Powell, Managing General Partner

ALTA CALIFORNIA PARTNERS III, L.P. By: Alta California Management Partners III, LLC
By:	/s/ Illegible
Managing Director

ALTA EMBARCADERO PARTNERS III, LLC
By:	/s/ Hilary Strain
Vice President of Finance & Administration

ALTA PARTNERS VIII, LP By: Alta Partners Management VIII, LLC
By:	/s/ Illegible
Managing Director

CMEA VENTURES VII, L.P.
By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:
Name:
	Title:	Manager

CMEA VENTURES VII (PARALLEL), L.P.
By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:
Name:
	Title:	Manager

ALTA EMBARCADERO PARTNERS III, LLC
By:
Vice President of Finance & Administration

ALTA PARTNERS VIII, LP By: Alta Partners Management VIII, LLC
By:
Managing Director

CMEA VENTURES VII, L.P.
By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:	/s/ David J Collier
	Name:	David J Collier, M.D.
	Title:	Manager

CMEA VENTURES VII (PARALLEL), L.P.
By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:	/s/ David J Collier
	Name:	David J Collier, M.D.
	Title:	Manager

INTERWEST PARTNERS VIII, LP INTERWEST INVESTORS VIII, LP INTERWEST INVESTORS Q VIII, LP

By:	InterWest Management Partners VIII, LLC, General Partner

/s/ Arnold L. Oronsky
By:	Arnold L. Oronsky, Managing Director

SCHEDULE 1
Initial Closing — January 20, 2009

Initial Closing
Investor	Commitment
Sofinnova Venture Partners VII, L.P.	$810,000.00
Alta California Partners III, L.P.	$81,718.00
Alta Embarcadero Partners III, LLC	$2,759.00
Alta Partners VIII, LP	$995,523.00
CMEA Ventures VII, L.P.	$292,500.00
CMEA Ventures VII (Parallel), L.P.	$7,500.00
InterWest Partners VIII, LP	$781,407.00
InterWest Investors VIII, LP	$6,237.00
InterWest Investors Q VIII, LP	$22,356.00

TOTAL:	$3,000,000.00

EXHIBIT A
Form of Security